Exhibit 99.1

Pacific City Financial Corporation Reports Earnings of $6.6 million for Q1 2019 and Increased Cash Dividend
Los Angeles, California - April 26, 2019 - Pacific City Financial Corporation (the “Company”) (NASDAQ: PCB), the holding company of Pacific City Bank (the “Bank”), today reported net income of $6.6 million, or $0.40 per diluted common share for the first quarter of 2019, compared with $6.7 million, or $0.41 per diluted common share, in the previous quarter and $6.3 million, or $0.46 per diluted common share, in the year-ago quarter.
Q1 2019 Financial Highlights

•	Net income totaled $6.6 million or $0.40 per diluted common share;

•
Total assets were $1.72 billion at March 31, 2019, an increase of $20.7 million, or 1.2%, from $1.70 billion at December 31, 2018 and an increase of $138.8 million, or 8.8%, from $1.58 billion at March 31, 2018;

•
Loans held-for-investment, net of deferred costs (fees), were $1.34 billion at March 31, 2019, an increase of $4.5 million, or 0.3%, from $1.34 billion at December 31, 2018 and an increase of $119.9 million, or 9.8%, from $1.22 billion at March 31, 2018;

•
Total deposits were $1.45 billion at March 31, 2019, an increase of $4.0 million, or 0.3%, from $1.44 billion at December 31, 2018, and an increase of $65.8 million, or 4.8%, from $1.38 billion at March 31, 2018;

•	The board of directors approved a $6.5 million share repurchase program to begin in the second quarter of 2019; and

•
Reflecting the Company’s continued earnings performance in the first quarter of 2019, the Company declared an increased cash dividend of $0.06 per common share for shareholders of record on May 31, 2019, and payable on June 14, 2019.

“I am pleased with another strong financial performance for the quarter that is highlighted by earnings of $6.6 million, or $0.40 per diluted common share. I am also pleased with board’s declaration of quarterly cash dividend of $0.06 per common share, or an increase of 20% from first quarter cash dividend of $0.05, that will be paid in June,” stated Henry Kim, President and Chief Executive Officer. “Although our loan and deposit growth moderated during the quarter, we maintained net interest margin of 4.22% and efficiency ratio of 52.60%. Since the tail end of the first quarter, we are experiencing an increase in loan demand and stabilization in deposit costs, which lead us to be optimistic on our ability to deliver a continued strong financial performance for the remainder of 2019.”

Financial Highlights (Unaudited)

	Three Months Ended
($ in thousands, except per share data)	3/31/2019	12/31/2018	% Change	3/31/2018	% Change
Net income	$6,564	$6,732	(2.5)%	$6,264	4.8%
Diluted earnings per common share	$0.40	$0.41	(2.4)%	$0.46	(13.0)%

Net interest income	$17,153	$17,856	(3.9)%	$15,294	12.2%
Provision (reversal) for loan losses	(85)	294	(128.9)%	95	(189.5)%
Noninterest income	2,409	2,239	7.6%	3,362	(28.3)%
Noninterest expense	10,289	10,135	1.5%	9,631	6.8%

Return on average assets (1)	1.57%	1.60%		1.73%
Return on average shareholders’ equity (1), (2)	12.43%	12.92%		17.50%
Net interest margin (1)	4.22%	4.33%		4.33%
Efficiency ratio (3)	52.60%	50.44%		51.62%

($ in thousands, except per share data)	3/31/2019	12/31/2018	% Change	3/31/2018	% Change
Total assets	$1,717,774	$1,697,028	1.2%	$1,578,970	8.8%
Net loans held-for-investment	1,330,035	1,325,515	0.3%	1,210,901	9.8%
Total deposits	1,447,758	1,443,753	0.3%	1,381,925	4.8%
Book value per common share (2), (4)	$13.57	$13.16	3.1%	$10.97	23.7%
Tier 1 leverage ratio (consolidated)	12.83%	12.60%		10.09%
Total shareholders’ equity to total assets (2)	12.64%	12.39%		9.32%

(1)	Ratios are presented on an annualized basis.

(2)	The Company did not have any intangible equity components for the presented periods.

(3)	The ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.

(4)	The ratios are calculated by dividing total shareholders’ equity by the number of outstanding common shares.
Result of Operations (Unaudited)
Net Interest Income and Net Interest Margin
The following table presents the components of net interest income for the periods indicated:

	Three Months Ended
($ in thousands)	3/31/2019	12/31/2018	% Change	3/31/2018	% Change
Interest income:
Interest and fees on loans	$20,934	$21,088	(0.7)%	$17,440	20.0%
Interest on investment securities	1,093	1,076	1.6%	848	28.9%
Interest and dividend on other interest-earning assets	925	1,067	(13.3)%	340	172.1%
Total interest income	22,952	23,231	(1.2)%	18,628	23.2%
Interest expense:
Interest on deposits	5,665	5,239	8.1%	3,166	78.9%
Interest on other borrowings	134	136	(1.5)%	168	(20.2)%
Total interest expense	5,799	5,375	7.9%	3,334	73.9%
Net interest income	$17,153	$17,856	(3.9)%	$15,294	12.2%

The decrease in net interest income compared with the previous quarter was primarily due to decreases in number of days and dividend on Federal Home Loan Bank (“FHLB”) stock, and an increase in deposit cost in the current quarter. The increase compared with the year-ago quarter was primarily due to increases in average balance and average yield of interest-earning assets, partially offset by increases in average balance and average cost of interest-bearing liabilities.

The decrease in interest and fees on loans compared with the previous quarter was primarily due to a decrease in number of days, partially offset by an increase in average loan balance. The increase compared with the year-ago quarter was primarily due to increases in both average balance and average yield of loans. The increase in average yield on loans was primarily due to the Company’s high proportion of variable rate loans that had repriced along with the rising interest rate environment in 2018. The following table presents a composition of total loans by interest rate type accompanied with the weighted-average contractual rates as of the dates indicated:

	3/31/2019		12/31/2018		3/31/2018
	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate
Fixed rate loans	34.6%	5.17%	34.4%	5.13%	26.8%	5.07%
Variable rate loans	65.4%	6.29%	65.6%	6.30%	73.2%	5.62%

The increases in interest on investment securities were primarily due to increases in both average balance and average yield of investment securities. The increase in average yield on investment securities was primarily due to additional purchases of investment securities during the rising rate environment. The Company purchased investment securities of $4.1 million and $44.1 million, respectively, during the current quarter and last 12-month period.
The decrease in interest and dividend on other interest-earning assets compared with the previous quarter was primarily due to decreases in dividend on FHLB stock and average balance of interest-bearing deposits in other financial institutions. The increase compared with the year-ago quarter was primarily due to an increase in average balance of interest-bearing deposits in other financial institutions from excess cash generated from deposit growth and initial public offering (“IPO”) completed in 2018, and higher interest rates earned on these deposits during the rising rate environment.
The increases in total interest expense were primarily due to increases in average balance and average cost of interest-bearing deposits. The increase in average cost on interest-bearing deposits was primarily due to the rising interest rate environment in 2018 and high competition in the Company’s deposit target markets.
Provision (Reversal) for Loan Losses
Provision (reversal) for loan losses was $(85) thousand for the current quarter compared with $294 thousand for the previous quarter and $95 thousand for the year-ago quarter. The Company recognized reversal for loan losses primarily due to a decrease in historical loss rates, changes in qualitative adjustment factors and a net recovery during the current quarter. The Company recorded a net recovery of $55 thousand during the current quarter compared with a net charge-off of $223 thousand for the previous quarter and a net recovery of $52 thousand for the year-ago quarter. Allowance for loan losses to total loans held-for-investment ratio was 0.98% at March 31, 2019, 0.98% at December 31, 2018, and 1.01% at March 31, 2018.
Noninterest Income
The following table presents the components of noninterest income for the periods indicated:

	Three Months Ended
($ in thousands)	3/31/2019	12/31/2018	% Change	3/31/2018	% Change
Gain on sale of SBA loans	$1,104	$1,059	4.2%	$2,049	(46.1)%
Gain on sale of residential property loans	16	6	166.7%	22	(27.3)%
Gain on sale of other loans	—	18	(100.0)%	45	(100.0)%
Total gain on sale of loans	1,120	1,083	3.4%	2,116	(47.1)%
Service charges and fees on deposits	364	398	(8.5)%	349	4.3%
Loan servicing income	631	371	70.1%	626	0.8%
Other income	294	387	(24.0)%	271	8.5%
Total noninterest income	$2,409	$2,239	7.6%	$3,362	(28.3)%

The increase in total noninterest income compared with the previous quarter was primarily due to increases in gain on sale of loans and loan servicing income, partially offset by decreases in other income and service charges and fees on deposits. The decrease compared with the year-ago quarter was primarily due to a decrease in gain on sale of loans, partially offset by increases in the other noninterest income components.

The decreases in gain on sale of SBA loans in the current and previous quarters compared with the year-ago quarter were primarily due to decreases in sales volume and premium rates due to the conditions in the secondary market. The Company sold the guaranteed portion of SBA loans of $21.2 million, $26.2 million and $29.9 million, respectively, for the three months ended March 31, 2019, December 31, 2018 and March 31, 2018. The Company also sold residential property loans of $2.4 million, $702 thousand and $1.2 million, respectively, and other real estate loans of none, $1.0 million and $1.1 million, respectively, for the three months ended March 31, 2019, December 31, 2018 and March 31, 2018.
The increase in loan servicing income compared with the previous quarter was primarily due to lower loan servicing income during the previous quarter from an increase in servicing asset amortization from a higher prepayment trend.
The decrease in other income compared with previous quarter was primarily due to decreases in wire fees and a non-recurring loan referral fee income of $33 thousand during the previous quarter.
Noninterest Expense
The following table presents the components of noninterest expense for the periods indicated:

	Three Months Ended
($ in thousands)	3/31/2019	12/31/2018	% Change	3/31/2018	% Change
Salaries and employee benefits	$6,622	$6,234	6.2%	$6,246	6.0%
Occupancy and equipment	1,313	1,358	(3.3)%	1,144	14.8%
Professional fees	758	452	67.7%	523	44.9%
Marketing and business promotion	228	526	(56.7)%	388	(41.2)%
Data processing	318	309	2.9%	302	5.3%
Director fees and expenses	189	281	(32.7)%	230	(17.8)%
Regulatory assessments	116	75	54.7%	132	(12.1)%
Other expenses	745	900	(17.2)%	666	11.9%
Total noninterest expense	$10,289	$10,135	1.5%	$9,631	6.8%

The increase in salaries and employee benefits compared with the previous quarter was primarily due to an increase in vacation accrual and a decrease in direct loan origination cost, which reduces salaries and benefits at origination, from a lower loan production during the current quarter. The increase compared with the year-ago quarter was primarily due to increases in number of employees, partially offset by a decrease in bonus accruals and a retirement bonus paid to the former chief executive officer of $192 thousand in the year-ago quarter.
The increases in occupancy and equipment in the current and previous quarters compared with the year-ago quarter was primarily due to increases in depreciation, occupancy lease, and maintenance expenses.
The increases in professional fees were primarily due to increased audit fees for the year-end process as the Company became a public company and increased professional fees for enhancement of the Bank's controls and processes on Bank Secrecy Act and Anti-Money Laundering compliance programs.
The decrease in market and business promotion compared with the previous quarter was primarily due to an additional expense incurred during the previous quarter for the year-end promotions and gifts for customers. The decrease compared with the year-ago quarter was due to a decrease in advertising expense.
The decreases in director fees and expenses was primarily due to a fewer number of directors during the current quarter as well as a severance payment of $68 thousand paid to the estate of former director and chairman, Kwang Jin Chung, who passed away during the previous quarter.
The increase in regulatory assessments compared with the previous quarter was due to an adjustment made for the assessment rate reduction in previous quarter. The decrease compared with the year-ago quarter was primarily due to a decrease in assessment rate, partially offset by balance sheet growth.
The decrease in other expenses compared with the previous quarter was primarily due to decreases in other loan related legal and office expenses. The increase compared with the year-ago period was primarily due to growth in operations.

Balance Sheet (Unaudited)
Loans
The following table presents a composition of total loans (includes both loans held-for-sale and loans held-for-investment, net of deferred costs (fees)) as of the dates indicated:

($ in thousands)	3/31/2019	12/31/2018	% Change	3/31/2018	% Change
Real estate loans:
Commercial property	$715,488	$709,409	0.9%	$674,958	6.0%
Residential property	237,115	233,816	1.4%	184,396	28.6%
SBA property	124,751	120,939	3.2%	135,581	(8.0)%
Construction	19,983	27,323	(26.9)%	25,969	(23.1)%
Commercial and industrial loans:
Commercial term	103,866	102,133	1.7%	79,707	30.3%
Commercial lines of credit	77,022	80,473	(4.3)%	58,184	32.4%
SBA commercial term	26,347	27,147	(2.9)%	29,508	(10.7)%
Trade finance	14,046	11,521	21.9%	2,124	561.3%
Other consumer loans	24,554	25,921	(5.3)%	32,845	(25.2)%
Loans held-for-investment	1,343,172	1,338,682	0.3%	1,223,272	9.8%
Loans held-for-sale	3,915	5,781	(32.3)%	6,182	(36.7)%
Total loans	$1,347,087	$1,344,463	0.2%	$1,229,454	9.6%

The increase in loans held-for-investment for the current quarter was primarily due to new funding of $73.2 million and advances on lines of credit of $23.5 million, partially offset by pay-downs and pay-offs of $91.8 million.
The decrease in loans held-for-sale for the current quarter was primarily due to sales of $23.6 million, partially offset by new funding of $21.5 million and a loan transferred from loans held-for-investment of $303 thousand.
Credit Quality
The following table presents compositions of non-performing loans and non-performing assets as of the dates indicated:

($ in thousands)	3/31/2019	12/31/2018	% Change	3/31/2018	% Change
Nonaccrual loans:
Real estate loans:
Commercial property	$—	$—	—%	$311	(100.0)%
Residential property	—	302	(100.0)%	730	(100.0)%
SBA property	1,011	540	87.2%	1,022	(1.1)%
Commercial and industrial loans:
SBA commercial term	186	203	(8.4)%	318	(41.5)%
Consumer loans	74	16	362.5%	16	362.5%
Total nonaccrual loans held-for-investment	1,271	1,061	19.8%	2,397	(47.0)%
Loans past due 90 days or more and still accruing	—	—	—%	—	—%
Non-performing loans (“NPLs”)	1,271	1,061	19.8%	2,397	(47.0)%
Other real estate owned	395	—	—%	—	—%
Non-performing assets (“NPAs”)	$1,666	$1,061	57.0%	$2,397	(30.5)%
Loans past due and still accruing:
Loans past due 30 to 59 days and still accruing	$950	$368	158.2%	$864	10.0%
Loans past due 60 to 89 days and still accruing	12	9	33.3%	128	(90.6)%
Loans past due 90 days or more and still accruing	—	—	—%	—	—%
Total loans past due and still accruing	$962	$377	155.2%	$992	(3.0)%
Troubled debt restructurings (“TDRs”):
Accruing TDRs	$412	$432	(4.6)%	$554	(25.6)%
Nonaccrual TDRs	127	131	(3.1)%	595	(78.7)%
Total TDRs	$539	$563	(4.3)%	$1,149	(53.1)%
NPLs to loans held-for-investment	0.09%	0.08%		0.20%
NPAs to total assets	0.10%	0.06%		0.15%

Classified Assets
Classified loans were $7.0 million at March 31, 2019, an increase of $814 thousand, or 13.1%, from $6.2 million at December 31, 2018, and an increase of $2.1 million, or 41.5%, from $5.0 million at March 31, 2018. Classified assets, which consist of classified loans and OREO, and the classified assets to total assets ratios were $7.4 million and 0.43%, respectively, at March 31, 2019, $6.2 million and 0.37%, respectively, at December 31, 2018, and $5.0 million and 0.32%, respectively, at March 31, 2018.
Investment Securities
Total investment securities were $167.7 million at March 31, 2019, a decrease of $1.1 million, or 0.6%, from $168.8 million at December 31, 2018, and an increase of $20.9 million, or 14.2%, from $146.8 million at March 31, 2018. The decrease for the current quarter was primarily due to principal pay-downs and calls of $6.2 million and net premium amortization of $188 thousand, partially offset by purchases of $4.1 million and an increase in fair value of securities available-for-sale of $1.2 million.
Deposits
The following table presents deposit mix as of the dates indicated:

	3/31/2019		12/31/2018		3/31/2018
($ in thousands)	Amount	% to Total	Amount	% to Total	Amount	% to Total
Noninterest-bearing demand deposits	$330,645	22.8%	$329,270	22.8%	$321,109	23.2%
Interest-bearing deposits:
NOW	13,045	0.9%	24,683	1.7%	9,716	0.7%
Money market accounts	272,085	18.8%	280,733	19.4%	272,208	19.7%
Savings	9,510	0.7%	8,194	0.6%	8,181	0.6%
Time deposits of $250,000 or less	455,270	31.4%	477,134	33.0%	477,575	34.6%
Time deposits of more than $250,000	209,693	14.5%	181,239	12.6%	140,636	10.2%
State and brokered deposits	157,510	10.9%	142,500	9.9%	152,500	11.0%
Total interest-bearing deposits	1,117,113	77.2%	1,114,483	77.2%	1,060,816	76.8%
Total deposits	$1,447,758	100.0%	$1,443,753	100.0%	$1,381,925	100.0%

The increase for the current quarter was primarily due to new accounts of $133.1 million, partially offset by closed accounts of $95.4 million and net balance decreases of $33.6 million on existing accounts.
Operating Lease Assets and Liabilities
During the current quarter, the Company adopted Accounting Standard Update (“ASU”) 2016-02, “Leases (Topic 842),” and all subsequent ASUs that are related to Topic 842. The Company adopted this ASU using the optional transition method with a cumulative effect adjustment to retained earnings without restating prior financial statements for comparable amounts. As a result, the Company recognized right-of-use assets and liabilities of $9.6 million and $10.6 million, respectively, with a cumulative effect adjustment of $53 thousand to retained earnings at the date of adoption.
Shareholders’ Equity
Shareholders’ equity was $217.2 million at March 31, 2019, an increase of $6.9 million, or 3.3%, from $210.3 million at December 31, 2018, and an increase of $70.0 million, or 47.5%, from $147.2 million at March 31, 2018. The increase for the current quarter was primarily due to retention of earnings, partially offset by cash dividends paid on common stock. The year-over-year increase was primarily due to the IPO completed in August 2018 and retention of earnings, partially offset by cash dividends paid on common stock.
On March 28, 2019, the Company’s Board of Directors approved the repurchase of up to $6.5 million of the Company’s common stock through March 27, 2020.

Capital Ratios
The following table presents capital ratios for the Company and the Bank as of dates indicated:

	3/31/2019	12/31/2018	3/31/2018
Pacific City Financial Corporation
Common tier 1 capital (to risk-weighted assets)	16.52%	16.28%	12.32%
Total capital (to risk-weighted assets)	17.53%	17.31%	13.36%
Tier 1 capital (to risk-weighted assets)	16.52%	16.28%	12.32%
Tier 1 capital (to average assets)	12.83%	12.60%	10.09%
Pacific City Bank
Common tier 1 capital (to risk-weighted assets)	16.41%	16.19%	12.25%
Total capital (to risk-weighted assets)	17.42%	17.21%	13.29%
Tier 1 capital (to risk-weighted assets)	16.41%	16.19%	12.25%
Tier 1 capital (to average assets)	12.74%	12.53%	10.03%

Declaration of Increased Cash Dividend
On April 25, 2019, the Company’s Board of Directors declared a quarterly cash dividend of $0.06 per common share, an increase of 20% from $0.05 per share in the prior quarter. The dividend will be paid on or about June 14, 2019, to shareholders of record as of the close of business on May 31, 2019.
“I am pleased to announce our seventeenth consecutive quarterly cash dividend and an increase in that cash dividend to $0.06 per share,” said Henry Kim, President and Chief Executive Officer. “The decision is based on our strong financial performance and the Board of Directors’ continuing confidence in our anticipated growth in 2019 and beyond.”
About Pacific City Financial Corporation
Pacific City Financial Corporation is the bank holding company for Pacific City Bank, a California state chartered bank, offering a full suite of commercial banking services to small to medium-sized businesses, individuals and professionals, primarily in Southern California, and predominantly in Korean-American and other minority communities.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as ‘‘may,’’ “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan,” or words or phases of similar meaning. We caution that the forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. These and other important factors are detailed in various securities law filings made periodically by the Company, copies of which are available from the Company without charge. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements. Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as required by law.
Contact:
Timothy Chang
Executive Vice President & Chief Financial Officer
213-210-2000

Pacific City Financial Corporation and Subsidiary
Consolidated Balance Sheets (Unaudited)
($ in thousands, except share and per share data)

	3/31/2019	12/31/2018	% Change	3/31/2018	% Change
Assets
Cash and due from banks	$22,106	$24,121	(8.4)%	$16,765	31.9%
Interest-bearing deposits in financial institutions	151,481	138,152	9.6%	164,788	(8.1)%
Total cash and cash equivalents	173,587	162,273	7.0%	181,553	(4.4)%
Securities available-for-sale, at fair value	144,353	146,991	(1.8)%	125,940	14.6%
Securities held-to-maturity	23,311	21,760	7.1%	20,826	11.9%
Total investment securities	167,664	168,751	(0.6)%	146,766	14.2%
Loans held-for-sale	3,915	5,781	(32.3)%	6,182	(36.7)%
Loans held-for-investment, net of deferred loan costs (fees)	1,343,172	1,338,682	0.3%	1,223,272	9.8%
Allowance for loan losses	(13,137)	(13,167)	(0.2)%	(12,371)	6.2%
Net loans held-for-investments	1,330,035	1,325,515	0.3%	1,210,901	9.8%
Premises and equipment, net	4,259	4,588	(7.2)%	5,069	(16.0)%
Federal Home Loan Bank and other bank stock	7,433	7,433	—%	6,589	12.8%
Other real estate owned, net	395	—	—%	—	—%
Deferred tax assets, net	3,251	3,377	(3.7)%	4,239	(23.3)%
Servicing assets	7,485	7,666	(2.4)%	8,890	(15.8)%
Operating lease assets	9,132	—	—%	—	—%
Accrued interest receivable and other assets	10,618	11,644	(8.8)%	8,781	20.9%
Total assets	$1,717,774	$1,697,028	1.2%	$1,578,970	8.8%
Liabilities
Deposits:
Noninterest-bearing demand	$330,645	$329,270	0.4%	$321,109	3.0%
Savings, NOW and money market accounts	294,650	313,610	(6.0)%	290,105	1.6%
Time deposits of $250,000 or less	492,770	519,634	(5.2)%	530,075	(7.0)%
Time deposits of more than $250,000	329,693	281,239	17.2%	240,636	37.0%
Total deposits	1,447,758	1,443,753	0.3%	1,381,925	4.8%
Federal Home Loan Bank advances	30,000	30,000	—%	40,000	(25.0)%
Operating lease liabilities	10,133	—	—%	—	—%
Accrued interest payable and other liabilities	12,672	12,979	(2.4)%	9,812	29.1%
Total liabilities	1,500,563	1,486,732	0.9%	1,431,737	4.8%
Commitments and contingent liabilities
Shareholders’ equity
Common stock	171,407	171,067	0.2%	125,511	36.6%
Additional paid-in capital	3,336	3,299	1.1%	3,072	8.6%
Retained earnings	43,288	37,577	15.2%	20,898	107.1%
Accumulated other comprehensive loss, net	(820)	(1,647)	(50.2)%	(2,248)	(63.5)%
Total shareholders’ equity	217,211	210,296	3.3%	147,233	47.5%
Total liabilities and shareholders’ equity	$1,717,774	$1,697,028	1.2%	$1,578,970	8.8%

Outstanding common shares	16,011,151	15,977,754		13,424,777
Book value per common share (1)	$13.57	$13.16		$10.97
Total loan to total deposit ratio	93.05%	93.12%		88.97%
Noninterest-bearing deposits to total deposits	22.84%	22.81%		23.24%

(1)	The ratios are calculated by dividing total shareholders’ equity by the number of outstanding common shares. The Company did not have any intangible equity components for the presented periods.

Pacific City Financial Corporation and Subsidiary
Consolidated Statements of Income (Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended
	3/31/2019	12/31/2018	% Change	3/31/2018	% Change
Interest income:
Interest and fees on loans	$20,934	$21,088	(0.7)%	$17,440	20.0%
Interest on investment securities	1,093	1,076	1.6%	848	28.9%
Interest and dividend on other interest-earning assets	925	1,067	(13.3)%	340	172.1%
Total interest income	22,952	23,231	(1.2)%	18,628	23.2%
Interest expense:
Interest on deposits	5,665	5,239	8.1%	3,166	78.9%
Interest on other borrowings	134	136	(1.5)%	168	(20.2)%
Total interest expense	5,799	5,375	7.9%	3,334	73.9%
Net interest income	17,153	17,856	(3.9)%	15,294	12.2%
Provision (reversal) for loan losses	(85)	294	(128.9)%	95	(189.5)%
Net interest income after provision for loan losses	17,238	17,562	(1.8)%	15,199	13.4%
Noninterest income:
Gain on sale of SBA loans	1,104	1,059	4.2%	2,049	(46.1)%
Gain on sale of residential property loans	16	6	166.7%	22	(27.3)%
Gain on sale of other loans	—	18	(100.0)%	45	(100.0)%
Service charges and fees on deposits	364	398	(8.5)%	349	4.3%
Servicing income	631	371	70.1%	626	0.8%
Other income	294	387	(24.0)%	271	8.5%
Total noninterest income	2,409	2,239	7.6%	3,362	(28.3)%
Noninterest expense:
Salaries and employee benefits	6,622	6,234	6.2%	6,246	6.0%
Occupancy and equipment	1,313	1,358	(3.3)%	1,144	14.8%
Professional fees	758	452	67.7%	523	44.9%
Marketing and business promotion	228	526	(56.7)%	388	(41.2)%
Data processing	318	309	2.9%	302	5.3%
Director fees and expenses	189	281	(32.7)%	230	(17.8)%
Regulatory assessments	116	75	54.7%	132	(12.1)%
Other expenses	745	900	(17.2)%	666	11.9%
Total noninterest expense	10,289	10,135	1.5%	9,631	6.8%
Income before income taxes	9,358	9,666	(3.2)%	8,930	4.8%
Income tax expense	2,794	2,934	(4.8)%	2,666	4.8%
Net income	$6,564	$6,732	(2.5)%	$6,264	4.8%
Earnings per common share
Basic	$0.41	$0.42		$0.47
Diluted	$0.40	$0.41		$0.46
Average common shares outstanding
Basic	15,999,464	15,975,387		13,418,259
Diluted	16,271,269	16,244,837		13,586,759

Dividend paid per common share	$0.05	$0.03		$0.03
Return on average assets (1)	1.57%	1.60%		1.73%
Return on average shareholders’ equity (1), (2)	12.43%	12.92%		17.50%
Efficiency ratio (3)	52.60%	50.44%		51.62%

(1)	Ratios are presented on an annualized basis.

(2)	The Company did not have any intangible equity components for the presented periods.

(3)	The ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.

Pacific City Financial Corporation and Subsidiary
Average Balance, Average Yield, and Average Rate (Unaudited)
($ in thousands)

	Three Months Ended
	3/31/2019			12/31/2018			3/31/2018
	Average Balance	Interest Income/ Expense	Avg. Yield/Rate	Average Balance	Interest Income/ Expense	Avg. Yield/Rate	Average Balance	Interest Income/ Expense	Avg. Yield/Rate
Assets
Interest-earning assets:
Total loans (1)	$1,342,168	$20,934	6.33%	$1,319,403	$21,088	6.34%	$1,219,867	$17,440	5.80%
Mortgage-backed securities	84,523	549	2.63%	80,967	534	2.62%	67,484	391	2.35%
Collateralized mortgage obligation	54,908	358	2.64%	55,666	359	2.56%	50,974	280	2.23%
SBA loan pool securities	22,142	147	2.69%	23,029	144	2.48%	24,350	137	2.28%
Municipal bonds (2)	5,888	39	2.69%	5,892	39	2.63%	6,583	40	2.46%
Other interest-earning assets	140,464	925	2.67%	152,894	1,067	2.77%	63,981	340	2.16%
Total interest-earning assets	1,650,093	22,952	5.64%	1,637,851	23,231	5.63%	1,433,239	18,628	5.27%
Noninterest-earning assets:
Cash and cash equivalents	18,678			18,882			20,329
Allowance for loan losses	(13,118)			(12,935)			(12,366)
Other assets	34,696			25,972			26,746
Total noninterest-earning assets	40,256			31,919			34,709
Total assets	$1,690,349			$1,669,770			$1,467,948
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Deposits:
NOW and money market accounts	$293,245	1,132	1.57%	$301,700	1,110	1.46%	$297,947	760	1.03%
Savings	8,469	8	0.38%	8,364	8	0.38%	8,632	6	0.28%
Time deposits	813,934	4,525	2.25%	790,453	4,121	2.07%	654,124	2,400	1.49%
Total interest-bearing deposits	1,115,648	5,665	2.06%	1,100,517	5,239	1.89%	960,703	3,166	1.34%
Federal Home Loan Bank advances	30,074	134	1.81%	30,000	136	1.80%	40,000	168	1.70%
Total interest-bearing liabilities	1,145,722	5,799	2.05%	1,130,517	5,375	1.89%	1,000,703	3,334	1.35%
Noninterest-bearing liabilities
Noninterest-bearing demand	308,071			320,232			313,660
Other liabilities	22,322			12,281			8,384
Total noninterest-bearing liabilities	330,393			332,513			322,044
Total liabilities	1,476,115			1,463,030			1,322,747
Total shareholders’ equity	214,234			206,740			145,201
Total liabilities and shareholders’ equity	$1,690,349			$1,669,770			$1,467,948
Net interest income		$17,153			$17,856			$15,294
Net interest spread (3)			3.59%			3.74%			3.92%
Net interest margin (4)			4.22%			4.33%			4.33%
Total deposits	$1,423,719	$5,665	1.61%	$1,420,749	$5,239	1.46%	$1,274,363	$3,166	1.01%
Total funding (5)	$1,453,793	$5,799	1.62%	$1,450,749	$5,375	1.47%	$1,314,363	$3,334	1.03%

(1)	Total loans include both loans held-for-sale and loans held-for-investment, net of deferred loan costs (fees).

(2)	The yield on municipal bonds has not been computed on a tax-equivalent basis.

(3)	Net interest spread is calculated by subtracting average rate on interest-bearing liabilities from average yield on interest-earning assets.

(4)	Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets.

(5)
Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.